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                                                                  Exhibit (e.2)

Distribution Agreement

                                   Exhibit A
                                 Index Series

iShares Cohen & Steers Realty Majors Index Fund

iShares Dow Jones EPAC Select Dividend Index Fund iShares Dow Jones Select Dividend Index Fund iShares Dow Jones Transportation Average Index Fund iShares Dow Jones U.S. Aerospace & Defense Index Fund iShares Dow Jones U.S. Basic Materials Sector Index Fund iShares Dow Jones U.S. Broker-Dealers Index Fund iShares Dow Jones U.S. Consumer Goods Sector Index Fund iShares Dow Jones U.S. Consumer Services Sector Index Fund iShares Dow Jones U.S. Energy Sector Index Fund iShares Dow Jones U.S. Financial Sector Index Fund iShares Dow Jones U.S. Financial Services Index Fund iShares Dow Jones U.S. Healthcare Providers Index Fund iShares Dow Jones U.S. Healthcare Sector Index Fund iShares Dow Jones U.S. Home Construction Index Fund iShares Dow Jones U.S. Industrial Sector Index Fund iShares Dow Jones U.S. Insurance Index Fund iShares Dow Jones U.S. Medical Devices Index Fund iShares Dow Jones U.S. Oil & Gas Exploration & Production Index Fund iShares Dow Jones U.S. Oil Equipment & Services Index Fund iShares Dow Jones U.S. Pharmaceuticals Index Fund iShares Dow Jones U.S. Real Estate Index Fund iShares Dow Jones U.S. Regional Banks Index Fund iShares Dow Jones U.S. Technology Sector Index Fund iShares Dow Jones U.S. Telecommunications Sector Index Fund iShares Dow Jones U.S. Index Fund (formerly known as iShares Dow Jones U.S.
  Total Markets Index Fund)
iShares Dow Jones U.S. Utilities Sector Index Fund

iShares FTSE Developed Small Cap ex-North America Index Fund iShares FTSE EPRA/NAREIT Asia Index Fund iShares FTSE EPRA/NAREIT Europe Index Fund iShares FTSE EPRA/NAREIT Global Real Estate ex-U.S. Index Fund iShares FTSE EPRA/NAREIT North America Index Fund iShares FTSE NAREIT Real Estate 50 Index Fund iShares FTSE NAREIT Residential Index Fund iShares FTSE NAREIT Industrial/Office Index Fund iShares FTSE NAREIT Retail Index Fund iShares FTSE NAREIT Mortgage REITs Index Fund iShares FTSE China (HK Listed) Index Fund iShares FTSE/Xinhua China 25 Index Fund

iShares S&P North American Natural Resources Sector Index Fund (formerly known as iShares S&P GSSI/TM /Natural Resources Index Fund) iShares S&P North American Technology-Multimedia Networking Index Fund
  (formerly known as iShares S&P GSTI/TM/ Networking Index Fund) iShares S&P North American Technology-Semiconductors Index Fund (formerly known as iShares S&P GSTI/TM/ Semiconductor Index Fund) iShares S&P North American Technology-Software Index Fund (formerly known as
  iShares S&P GSTI/TM/ Software Index Fund)

Distribution Agreement

                                 Index Series

iShares S&P North American Technology Sector Index Fund (formerly known as iShares S&P GSTI/TM/ Technology Index Fund)

iShares iBoxx $ High Yield Corporate Bond Fund iShares iBoxx $ Investment Grade Corporate Bond Fund (formerly known as iShares
  GS $ InvesTop/TM/ Corporate Bond Fund)

iShares JPMorgan USD Emerging Markets Bond Fund

iShares KLD 400 Social Index Fund
iShares KLD Select Social/SM/ Index Fund

iShares Lehman 1-3 Year Credit Bond Fund iShares Lehman 1-3 Year Treasury Bond Fund iShares Lehman 3-7 Year Treasury Bond Fund iShares Lehman 7-10 Year Treasury Bond Fund iShares Lehman 10-20 Year Treasury Bond Fund iShares Lehman 20+ Year Treasury Bond Fund iShares Lehman Aggregate Bond Fund iShares Lehman Credit Bond Fund iShares Lehman Government/Credit Bond Fund iShares Lehman Intermediate Credit Bond Fund iShares Lehman Intermediate Government/Credit Bond Fund iShares Lehman MBS Bond Fund (formerly known as iShares Lehman MBS Fixed-Rate
  Bond Fund)
iShares Lehman Short Treasury Bond Fund
iShares Lehman TIPS Bond Fund

iShares Morningstar Large Core Index Fund iShares Morningstar Large Growth Index Fund iShares Morningstar Large Value Index Fund iShares Morningstar Mid Core Index Fund iShares Morningstar Mid Growth Index Fund iShares Morningstar Mid Value Index Fund iShares Morningstar Small Core Index Fund iShares Morningstar Small Growth Index Fund iShares Morningstar Small Value Index Fund

iShares MSCI ACWI Index Fund
iShares MSCI ACWI ex US Index Fund
iShares MSCI EAFE Growth Index Fund
iShares MSCI EAFE Index Fund
iShares MSCI EAFE Small Cap Index Fund
iShares MSCI EAFE Value Index Fund
iShares MSCI Kokusai Index Fund

iShares Nasdaq Biotechnology Index Fund

iShares NYSE 100 Index Fund
iShares NYSE Composite Index Fund
iShares Russell 1000 Growth Index Fund

Distribution Agreement

                                 Index Series

iShares Russell 1000 Index Fund
iShares Russell 1000 Value Index Fund
iShares Russell 2000 Growth Index Fund
iShares Russell 2000 Index Fund
iShares Russell 2000 Value Index Fund
iShares Russell 3000 Growth Index Fund
iShares Russell 3000 Index Fund
iShares Russell 3000 Value Index Fund
iShares Russell Microcap/TM/ Index Fund
iShares Russell Midcap Growth Index Fund iShares Russell Midcap Index Fund iShares Russell Midcap Value Index Fund

iShares S&P 100 Index Fund
iShares S&P 1500 Index Fund
iShares S&P 500 Growth Index Fund
iShares S&P 500 Index Fund
iShares S&P 500 Value Index Fund
iShares S&P Asia 50 Index Fund
iShares S&P California Municipal Bond Fund iShares S&P Europe 350 Index Fund iShares S&P Global 100 Index Fund iShares S&P Global Clean Energy Index Fund iShares S&P Global Consumer Discretionary Sector Index Fund iShares S&P Global Consumer Staples Sector Index Fund iShares S&P Global Energy Sector Index Fund iShares S&P Global Financials Sector Index Fund iShares S&P Global Healthcare Sector Index Fund iShares S&P Global Industrials Sector Index Fund iShares S&P Global Infrastructure Index Fund iShares S&P Global Materials Sector Index Fund iShares S&P Global Nuclear Energy Index Fund iShares S&P Global Technology Sector Index Fund iShares S&P Global Telecommunications Sector Index Fund iShares S&P Global Timber & Forestry Index Fund iShares S&P Global Utilities Sector Index Fund iShares S&P Latin America 40 Index Fund iShares S&P MidCap 400 Growth Index Fund iShares S&P MidCap 400 Index Fund iShares S&P MidCap 400 Value Index Fund iShares S&P National Municipal Bond Fund iShares S&P New York Municipal Bond Fund iShares S&P SmallCap 600 Growth Index Fund iShares S&P SmallCap 600 Index Fund iShares S&P SmallCap 600 Value Index Fund iShares S&P/TOPIX 150 Index Fund iShares S&P U.S. Preferred Stock Index Fund iShares S&P World ex-U.S. Property Index Fund


Amended and Approved by the Board of Trustees of iShares Trust on June 18-19, 2008.